EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Solely for the purposes of complying with 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002:

I, Craig Huffman, the undersigned Chief Legal Officer of NAPC Defense, Inc. (the “Company”), hereby certifies, based on my knowledge, that the Annual Report on Form 10-K/A of the Company for the year ended April 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”):

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 21, 2026

/s/ John Spence
John Spence
Chief Financial Officer
(Principal Financial Officer)